{NationsBank Letterhead}

February 4, 1998


Speizman Industries, Inc.
508 West 5th Street
Charlotte, NC 28231

Attn:  Mr. Josef Sklut

Re: $1,300,000 increase in Term Loan (Amended Term Loan) to Speizman Industries, Inc. (the "Borrower")

Ladies and Gentlemen:

This letter is delivered to you to outline the proposed increase in the Term Loan documented in the Amended and Restated Credit Facility For Speizman Industries, Inc., dated July 31, 1997 (the "Credit Facility"). NationsBank is pleased to advise of its commitment to increase the Term Loan by $1,300,000 subject to the satisfaction of each of the following conditions:

      (a) each of the terms and conditions set forth in the Credit Facility with additional amendments satisfactory to NationsBank to include Todd Motion Controls, Inc. ("TMC") and its assets to the Credit Facility, the addition of TMC as a guarantor of the Credit Facility, the pledge of TMC's stock and the grant of a first lien on TMC's assets;
      (b) principal repayment evidenced by the Term Note shall increase to $380,000, payable quarterly;
      (c) payment to NationsBank an underwriting fee for its own account of $15,000 payable at closing of the Amended Term Loan;
      (d) payment by Borrower of all reasonable out-of-pocket fees and expenses (including reasonable attorney's fees and expenses and expenses of due diligence) incurred before or after the date hereof by NationsBank in connection with Amended Term Loan, regardless of whether or not the Amended Term Loan is closed;
      (e) review and approval of the TMC acquisition documents and completion of the acquisition by February 28, 1998;

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February 4, 1998
Speizman Industries, Inc.
Page 2


To evidence your acknowledgement and acceptance of the provisions hereof, please sign and return a copy of this letter.

With best regards,

NATIONSBANK, N.A.

/s/  E. Phifer Helms
--------------------
E. Phifer Helms
Senior Vice President



ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:

SPEIZMAN INDUSTRIES, INC.


By:  /s/ Josef Sklut
--------------------
Name:  Josef Sklut
Title:  Vice President- Finance